Exhibit 5.1

June 24, 2024

Entrada Therapeutics, Inc.
One Design Center Place

Suite 17-500

Boston, MA 02210

Re:	Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-268099) (the “Registration Statement”) filed on November 1, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Entrada Therapeutics, Inc., a Delaware corporation (the “Company”), of up to $400,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on November 7, 2022. Reference is made to our opinion letter dated November 1, 2022 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on June 24, 2024 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 6,734,006 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 3,367,003 shares of Common Stock (the “Shares”) and (ii) up to 3,367,003 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants,” and the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrants Shares”), in each case covered by the Registration Statement. The Shares and the Pre-Funded Warrants are being sold to the several purchasers named in, and pursuant to, a securities purchase agreement among the Company and such purchasers (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth in numbered paragraph 3, we have assumed that before the Pre-Funded Warrants Shares are issued, the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Common Stock authorized under the Company’s certificate of incorporation is less than the number of Pre-Funded Warrants Shares.

The opinions set forth below are limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.	When the Pre-Funded Warrants are delivered and paid for in accordance with the Securities Purchase Agreement, assuming the due authorization, execution and delivery of such Pre-Funded Warrants by the Company, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.

Entrada Therapeutics, Inc.

June 24, 2024

3.	The Pre-Funded Warrants Shares, when delivered and paid for upon exercise of the Pre-Funded Warrants in accordance with the respective terms of the Pre-Funded Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated June 24, 2024 and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Goodwin Procter LLP GOODWIN PROCTER LLP